Exhibit 10.1

GARDENBURGER, INC.

CONSULTING AGREEMENT

This Consulting Agreement (the “Agreement”), dated as of January 31, 2006, is made and entered into by and between Gardenburger, Inc. (the “Company”) and James W. Linford (“Consultant”).  This Consulting Agreement is subject to approval of the Court in the Company’s chapter 11 reorganization case.  The Company will take reasonable action designed to obtain such approval on or before January 31, 2006.

W I T N E S S E T H

WHEREAS, the Consultant is the former Senior Vice President and Chief Operating Officer of the Company and has knowledge and expertise pertaining to the Company;

WHEREAS, the Company desires to retain Consultant in order to provide services to the Company; and

WHEREAS, Consultant is willing to render services to the Company in the performance of agreed upon tasks as hereinafter provided.

Section 1.                                          The Services

1.1          Consultant will perform for the Company such services as may be agreed upon from time to time by the Company and Consultant (the “Services”).  The Services include, but are not necessarily limited to, the Services described in the attached Exhibit A.

1.2          Consultant shall (a) diligently and conscientiously devote the time and effort necessary to discharge Consultant’s duties to the Company in a trustworthy and efficient manner, (b) perform the Services as and when requested by the Company, (c) comply with the Company’s general procedures and the direction of the Company’s officers, and (d) fulfill a general duty of loyalty to the Company, which includes but is not limited to a duty to keep the Company fully informed of all relevant information; a duty not to act adversely to the Company’s business or interests; and a duty not to disparage the Company, its employees, products or services.

Section 2.              Compensation and Payment.  In consideration for Consultant’s agreement to enter this Agreement and to make himself available to the Company as required herein and as full compensation for satisfactory performance of the Services and Consultant’s other obligations under this Agreement, the Company will pay Consultant the compensation specified in the attached Exhibit A.

Section 3.                                          Performance by Consultant

3.1          Consultant is an independent contractor, not an employee or agent, of the Company.  Without limitation of the foregoing, Consultant will:  (a) not enter into any contract, agreement or other commitment, or incur any obligation or liability, in the name or otherwise on behalf of the Company; (b) not be entitled to any worker’s compensation, pension, retirement or other benefits afforded to employees of the Company; (c) provide for all federal income tax and other withholding relating to Consultant’s compensation; (d) pay all social security, unemployment and other employer taxes relating to Consultant’s employment or compensation; (e) provide all worker’s compensation and other insurance relating to Consultant’s employment; and (f) perform all reporting, recordkeeping, administrative and similar functions relating to Consultant’s employment or compensation.

3.2          Consultant will not subcontract or otherwise delegate performance of any Services without the prior written consent of the Company.

3.3          In performance of the Services and this Agreement, Consultant will comply with all applicable laws, ordinances, rules, regulations, orders, licenses, permits and other governmental requirements (including, but not limited to, any such requirements imposed upon the Company with respect to the Services).

3.4          In connection with the Services or this Agreement, the Company may disclose to Consultant certain information that is confidential, proprietary or trade secret information of the Company or others.  Consultant will not disclose, use or publish any such information, except as required to perform the Services in accordance with this Agreement or as otherwise authorized by the Company in writing.  Consultant will take appropriate steps to protect against any unauthorized disclosure, use or publication of any such information.

3.5          Consultant represents and warrants that this Agreement and the performance of Consultant’s obligations under this Agreement will not constitute or cause any breach, default or violation of any other consulting, nondisclosure, confidentiality or other agreement to which Consultant is a party.  In the performance of the Services and this Agreement, Consultant will not infringe, misappropriate or violate any patent, copyright, trade secret, trademark or other intellectual property right of any third party.

Section 4.                                          Changes

4.1          If agreed upon by the Company and Consultant, changes may be made in the Services to be rendered under this Agreement (including, but not limited to, additions to or deletions from any Services, suspension of performance and changes in schedule).

4.2          If any change under Section 4.1 causes an increase or decrease in the time or costs required to perform the Services in accordance with this Agreement, then Exhibit A will be equitably adjusted, and this Agreement shall be amended in writing accordingly.  Unless agreed to in writing by Consultant, no decrease in the Services to be rendered under this Agreement will result in any decrease in the compensation paid or payable to Consultant under this Agreement.

Section 5.              Term and Termination

5.1          General.  The Term will commence as of the date of this Agreement, subject to Court approval, and will continue until the earlier of (i) the completion of Consultant’s Services pursuant to this Agreement, or (ii) three months from date of this Agreement, whether or not all Services pursuant to this Agreement have been completed.

5.2          Effect of Termination.  Upon any termination of the Term, the following will apply:

(a)           Consultant will not be obligated to perform any Services after the end of the Term;

(b)           The Company will pay Consultant in accordance with Section 2 for all Services performed prior to the end of the Term;

(c)           Consultant will not be obligated to return any compensation he received prior to the end of the Term in the event of any termination of this Agreement;

(d)           the respective rights and obligations of the parties hereto under Sections 2, 3, 5 and 6 will survive; and

(e)           neither party hereto will have any obligation or liability to the other (e.g. for anticipated revenues or profits based upon this Agreement or for any costs or expenses incurred in reliance upon this Agreement) on account of any termination of the Term.

Section 6.              Miscellaneous

6.1          Any notice under this Agreement will be deemed to be properly given if given in writing and delivered in person or mailed, properly addressed and stamped with the required postage, to the intended recipient as follows:

If to Company:                                                                 Gardenburger, Inc.
15615 Alton Parkway, Suite 350
Irvine, California 92618
Attn:  Scott C. Wallace

If to Consultant:                                                         James W. Linford
2177 N Sevenoaks Way
Eagle, ID  83616

Either party may change its address specified in this Section 6.1 by giving the other party notice of such change in accordance with this Section 6.1.

6.2          Consultant will not (by contract, operation of law or otherwise) assign this Agreement or any right or interest in this Agreement without the prior written consent of the Company.  Subject to the foregoing restriction on assignments by Consultant, this Agreement will be fully binding upon, inure to the benefit of, and be enforceable by the parties and their respective successors, assigns and legal representatives.

6.3          This Agreement will be interpreted, construed and enforced in all respects in accordance with the laws of the State of California without reference to its choice of law principles.

6.4          The failure of either party hereto to insist upon or enforce strict performance by the other of any other provisions of this Agreement, or to exercise any right or remedy under this Agreement, will not be construed as a waiver or relinquishment to any extent of such party’s right to assert or rely upon any such provision, right or remedy in that or any other instance; rather, the same will be and remain in full force and effect.

6.5          No third parties are intended to benefit by the covenants, agreements, or any other terms or conditions of this Agreement.

6.6          This Agreement sets forth the entire agreement between the parties hereto, and supersedes any and all prior agreements of the parties with respect to the Services.  No amendment of any provision of this Agreement will be valid unless set forth in a written amendment signed by both parties.

Signatures on Following Page

IN WITNESS WHEREOF the parties hereto have caused this Agreement to be duly executed as of the date set forth below.

Company:		Consultant:

Gardenburger, Inc.		James W. Linford

By:	/s/ Scott C. Wallace	/s/ James W. Linford
Name: Scott C. Wallace
Title: President and Chief Executive Officer

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EXHIBIT A

Services and Compensation

Services

Consultant shall render consulting services and advice to the Company relating to continuing responsibility for the performance of the manufacturing, logistics, R&D, procurement, customer service and engineering departments, and other assignments involving matters and issues that are mutually agreeable to the Company and Consultant.  Such services are to include up to an additional two weeks of offsite, telephonic and/or after hours consulting services to be rendered after February 28, 2006.

Compensation

The Company shall pay Consultant $50,000 in $12,500 weekly installments on each of February 3, 2006, February 10, 2006, February 17, 2006 and February 24, 2006.

The Company shall reimburse Consultant the cost of continuing his current group health coverage for the month of February 2006.

The Company shall reimburse Consultant for approved travel and other out-of-pocket expenses reasonably incurred by Consultant in the course of performing the Services under this Agreement.

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